UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

Deep Fission, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56407	87-4265302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 Garber Street Berkeley, California (Address of principal executive offices)	94705 (Zip Code)

Registrant’s telephone number, including area code: (707) 400-0778

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 9, 2025, Deep Fission, Inc. entered into an offer letter with Elizabeth Muller, the Company’s President and Chief Executive Officer and Chair of the Board. The agreement provides for an annual base salary of $475,000, an annual performance-based bonus opportunity with a target equal to 50% of base salary, and equity awards consisting of (i) an option to purchase 183,150 shares of the Company’s common stock and (ii) 549,451 restricted stock units. Each equity award vests monthly over four years, with a one-year cliff. The offer letter also confirms Ms. Muller’s eligibility under the Company’s previously disclosed Executive Severance and Change in Control Policy. The terms of the offer letter were approved by the Company’s Compensation Committee.

A copy of the offer letter is filed as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Offer Letter between Deep Fission, Inc. and Elizabeth Muller, dated December 9, 2025.
104	Cover Page Interactive Data File (Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: December 10, 2025	/s/ Jon Gordon
Jon Gordon
General Counsel & Secretary